UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Homestead Funds, Inc.

(Name of Registrant as Specified in its Charter)

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HOMESTEAD FUNDS
NASDAQ-100 Index Tracking Stocksm Fund
4301 Wilson Boulevard, Arlington, Virginia 22203

SPECIAL MEETING OF SHAREHOLDERS

YOUR VOTE IS IMPORTANT

Dear Shareholder:

We are asking for your support for a set of important proposals affecting your investment in the Nasdaq-100 Index Tracking Stocksm Fund (the “Fund”), a series of Homestead Funds, Inc. (the “Company”).

A special Meeting (the “Meeting”) of the shareholders of the Fund will be held on November 18, 2008 at the offices of the Company at 4301 Wilson Boulevard, Arlington, Virginia 22203, at 10:00 a.m., Eastern time, or any adjournment(s) or postponement(s) thereof.

At the Meeting, shareholders of the Fund will be asked to consider a number of important proposals pertaining to a plan intended to improve the Fund. Although there are several items to consider, they all relate to the proposed restructuring of the Fund.

RE Advisers Corporation (“RE Advisers”), the Fund’s investment adviser and administrator, has proposed that the Fund be restructured. Currently, the Fund’s fundamental investment objective is to match as closely as possible, before Fund expenses, the performance of the Nasdaq-100 Index® (the “Index”). If the proposals are adopted, the Fund would no longer seek to match the performance of the Index. Instead, the Fund, which would be renamed the Growth Fund, would be actively managed by its proposed subadviser, T. Rowe Price Associates, Inc. (“T. Rowe Price”), and would seek to provide long-term capital appreciation through investments in common stocks of growth companies. RE Advisers would continue to serve as the investment adviser and would oversee the Fund’s investment program as implemented by T. Rowe Price.

In addition, the proposals call for the investment management agreement between the Company, on behalf of the Fund, and RE Advisers to be amended to make certain changes to the agreement. RE Advisers also would enter into a sub-advisory agreement with T. Rowe Price. Under the final proposal, a “manager of managers” arrangement would be implemented whereby RE Advisers, under certain circumstances, will be able to hire and replace subadvisers to the Fund without obtaining shareholder approval.

The attached proxy materials describe the proposals in detail and the reasons behind their submission for approval to the shareholders of the Fund.

The Company’s Board of Directors unanimously recommends that you vote in favor of the proposals. Your vote is important. Please take a few minutes to review this proxy statement and vote your shares today. We have enclosed a proxy card that we ask you to complete, sign, date and return as soon as possible, even if you plan to attend the Meeting. Also, you may vote by telephone or the Internet. Simply follow the instructions on the enclosed proxy card.

Thank you for your attention and consideration of these important proposals and for your investment in the Fund. If you need additional information, please call Homestead Funds at 1-800-258-3030 and say “Representative.”

By Order of the Board of Directors

Peter R. Morris
President of Homestead Funds, Inc.
October   , 2008

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. AN ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, ALONG WITH INSTRUCTIONS ON HOW TO VOTE OVER THE INTERNET OR BY TELEPHONE SHOULD YOU PREFER TO VOTE BY ONE OF THOSE METHODS.

HOMESTEAD FUNDS, INC.
4301 Wilson Boulevard
Arlington, Virginia 22203

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 18, 2008

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the Nasdaq-100 Index Tracking Stocksm Fund (the “Fund”), a series of the Homestead Funds, Inc. (the “Company”), will be held on November 18, 2008 at 10:00 a.m., Eastern Time, at the offices of the Company at 4301 Wilson Boulevard, Arlington, Virginia 22203, or any adjournments or postponements thereof. If you are a shareholder of record as of the close of business on October 3, 2008, you are entitled to notice of, and to vote at, the Meeting and any adjournment(s) or postponement(s) of the Meeting.

The meeting will be held for the following purposes:

Proposal 1.	To approve changes to the Fund’s name and investment objective.

Proposal 2.	To approve an amendment to the investment management agreement between the Company and RE Advisers Corporation (“RE Advisers”).

Proposal 3.	To approve an investment subadvisory agreement on behalf of the Fund between RE Advisers and T. Rowe Price Associates, Inc. (“T. Rowe Price”).

Proposal 4.	To approve the use of a “manager of managers” arrangement whereby RE Advisers, as the Fund’s investment adviser, under certain circumstances, will be able to hire and replace subadvisers to the Fund without obtaining shareholder approval.

Proposal 5.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

In the event that Proposals 1, 2 and 3 are not approved by shareholders, the Board of Directors will consider other options for the future of the Fund, which could include recommending that the Fund be closed.

Your vote on these proposals is important. Please vote as soon as possible to save the expense of additional solicitations. You can vote quickly and easily by completing and mailing the enclosed proxy card (the “Proxy Card”), or by telephone or on the Internet. Just follow the simple instructions that appear on your enclosed Proxy Card. Please help the Fund avoid the expense of a follow-up mailing by voting today. Your vote is important regardless of the number of shares that you own.

By Order of the Board of Directors

Kelly Bowers Whetstone
Secretary
Homestead Funds, Inc.

IMPORTANT NEWS FOR SHAREHOLDERS

We recommend that you read the entire Proxy Statement. For your convenience, we have provided a brief overview of the proposals to be voted on at the Special Meeting of Shareholders to be held on November 18, 2008 (the “Meeting”).

QUESTIONS AND ANSWERS

Q.	Why am I receiving this Proxy Statement?

A.	You are receiving these proxy materials — a booklet that includes the Proxy Statement and a Proxy Card — because you have the right to vote on these important proposals concerning your investment in the Nasdaq-100 Index Tracking Stocksm Fund (the “Fund”).

Q.	What changes to the Fund are proposed?

A.	Under Proposal 1, the Board of Directors (the “Board”) of Homestead Funds, Inc. (the “Company”), is seeking your approval to change the Fund’s name and investment objective. The Fund’s current investment objective is to match, as closely as possible before expenses, the performance of the Nasdaq-100 Index® (the “Index”). The Fund’s proposed investment objective is to seek to provide long-term capital appreciation through investments in common stocks of growth companies. In conjunction with changing the Fund’s investment objective, the Board also is seeking your approval to change the name of the Fund from the “Nasdaq-100 Index Tracking Fund” to the “Growth Fund.” In Proposal 2, the Board is seeking your approval of an amendment to the investment management agreement between the Company, on behalf of the Fund, and RE Advisers Corporation (“RE Advisers”). Proposal 3 seeks your approval to permit RE Advisers to engage T. Rowe Price Associates, Inc. (“T. Rowe Price”) as the Fund’s subadviser. Lastly, in Proposal 4, the Board is seeking shareholder approval of a “manager of managers” arrangement whereby RE Advisers, under certain circumstances, will be able to hire and replace subadvisers to the Fund without obtaining shareholder approval.

Q.	Why is the Board recommending changes to the Fund’s objective and investment structure?

A.	The Fund was established with the investment objective of replicating as closely as possible the performance of the Index. The Index incurs no expenses. All mutual funds do have expenses. Therefore the Fund, in order to meet its objective of achieving a very close correlation to the Index, must achieve a significant asset base over which to spread its fixed operating costs. It is the opinion of the Board and RE Advisers that the Fund did not reach, and will likely not reach in the foreseeable future, a size sufficient to adequately minimize its expense ratio and, while its return has tracked the Index as intended, it has done so with a greater disparity than is desirable.

In recommending the move from a passively managed to an actively managed investment approach, and from an extremely narrowly defined to a more broadly defined investment objective and strategy, the Board believes the Fund would be in a better position to attract new investors. While an active management approach is inherently more expensive than an index approach, growth in the Fund’s asset base, if achieved, would help to keep the overall expense ratio down. Additionally, RE Advisers has agreed to waive fees and reimburse expenses in order to keep total expenses from exceeding 0.95% for at least one year. See the following additional information on fees.

The Board believes the proposals in this Proxy Statement represent the best available restructuring alternative for the Fund. On September 18, 2008, the Board, including the directors of the Company that are not “interested persons” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved the proposals in this Proxy Statement, and recommend that the shareholders of the Fund also approve them.

Q.	Will T. Rowe Price manage assets of other clients related to RE Advisers or its parent company?

A.	Yes. T. Rowe Price, pursuant to separate investment management agreements, will manage assets of certain non-mutual fund clients related to National Rural Electric Cooperative Association (“NRECA”), the indirect parent company of RE Advisers. NRECA is responsible for the management of defined contribution and defined benefit plans for approximately 55,000 participants and has selected T. Rowe Price to replace a passive manager for one of the investment options in its 401(k) Pension Plan.

Q.	Why does RE Advisers need to amend its investment management agreement with the Fund if it is only entering into a new investment subadvisory agreement?

A.	As noted above, the Fund currently is managed to track an index, but if the proposals are approved, the Fund will become actively managed. The management fees for an actively managed fund are used, in part, to cover the expenses of research and stock selection — expenses that are not incurred by an index fund. RE Advisers currently receives all of the management fees paid by the Fund. Under the proposal, the management fee would be increased, and the Adviser would pay the subadvisory fee charged by the subadviser out of the management fees RE Advisers receives from the Fund. In order to have sufficient revenue from the Fund to compensate the subadviser for its services as an active manager, RE Advisers must increase the management fees paid to it by the Fund. RE Advisers has negotiated what it believes is a favorable subadvisory fee rate from the proposed new subadviser. The new management fee would exceed the rate currently charged under the existing investment management agreement. Even with the proposed rate increase, the Board believes the overall management fee would be reasonable and compare favorably to other similar mutual funds.

Q.	Does the adoption of any proposal depend on the adoption of any other proposals or other events?

A.	Proposals 1 through 3 all relate to the proposed subadvisory structure, none of which would be implemented unless all are approved. Proposal 4, concerning the “manager of managers” arrangement, would be separately implemented.

Q.	Why is my vote needed?

A.	The 1940 Act, as defined above, requires shareholder approval of amended material terms to an investment management agreement, a new subadviser and a new investment subadvisory agreement. Additionally, while the Fund’s investment objective is not fundamental, meaning it can be changed without shareholder approval, the Board has decided to ask for shareholder approval to amend it. On September 18, 2008, the Board unanimously agreed to (i) change the Fund’s name and investment objective, (ii) appoint T. Rowe Price as subadviser pursuant to an investment subadvisory agreement between RE Advisers and T. Rowe Price, (iii) amend the investment management agreement, (iv) to allow future approval of subadvisers without shareholder approval, and (v) to submit these proposals to you for approval.

Q.	How would these changes affect my account?

A.	As discussed in greater detail in the proxy materials, if the Proposals are approved, there will be a change in the Fund’s name, investment objective, investment management fee and investment structure. The Fund’s current investment objective is to match, as closely as possible before expenses, the performance of the Index. Currently, RE Advisers is the sole investment manager of the Fund, and the Fund, which is non-diversified, invests in securities designed to track the performance of the Index, such as the tracking stock issued by the PowerShares QQQ Trust.

Upon shareholder approval, T. Rowe Price will become the subadviser of the Fund and assume responsibility for providing day-to-day portfolio management services to the Fund using an actively managed style, which involves the buying and selling of securities of large companies believed to have potential for above-average earnings growth. If the Proposals are approved, the Fund would cease to function as an index fund and RE Advisers would oversee the Fund’s investment program and T. Rowe Price as the Fund’s subadviser.

Q.	Will the Fund’s fees increase as a result of these proposed changes?

A.	If the Proposals are approved, investment management fees would increase from 0.25% to 0.65% of the average daily net assets at the current asset level, due to the proposed active management strategy. Additionally, some other expenses, such as brokerage, also are expected to be higher. However, RE Advisers has agreed to waive annual total operating expenses exceeding 0.95% of the Fund’s average daily net assets. This waiver would remain in place until December 5, 2009 and may renewed from year to year.

Furthermore, if the Proposals are approved, it is expected that the Fund will no longer pay “Acquired Fund Fees and Expenses” because the Fund is not expected to make significant investments in other investment companies. “Acquired Fund Fees and Expenses” are an indirect expense paid by an investment company because of its investments in other investment companies. Currently the Fund pays “Acquired Fund Fees and Expenses” of 0.20% as a result of its investment in the Powershares QQQ Trust.

Therefore, as long as the fee waiver remains in place and the Fund does not make significant investments in other investment companies, the total expenses of the Fund would be the same under the new actively managed structure as they are now under the index fund structure, as demonstrated in the below chart.

Actual Fund Operating Expenses
(Expenses Deducted from Fund Assets)	Current Fee	Proposed Fee

Management Fees	0.25%	0.65%
Distribution (12b-1) Fees	None	None
Other Expenses	1.01%	1.01%
Acquired Fund Fees and Expenses	0.20%	0.00%

Total Annual Fund Operating Expenses	1.46%	1.66%
Less Expense Limitations and Fee Reimbursements*	0.51%*	0.71%**

Total Net Expenses	0.95%	0.95%

*	On April 29, 2008, the expense limitation agreement between RE Advisers and the Company, on behalf of the Fund, was revised to cap expenses of the Fund at 0.75% (the expense cap does not apply to acquired fund fees and expenses). Prior to this change, expenses were capped at 1.50%. The table reflects the new limit.

**	Based on RE Advisers’ proposed contractual agreement to waive fees and reimburse expenses in order to keep total expenses from exceeding 0.95%. The agreement would be for a one year period ending December 5, 2009. At that time, the agreement may be renewed.

Q.	How does the Board of Directors recommend that I vote?

A.	After careful consideration, the Board of Directors unanimously recommended that you vote “FOR” the Proposals. Please see the Proxy Statement for a discussion of the Board’s considerations in making its recommendation.

Q.	Will my vote make a difference?

A.	Yes. Your vote is needed to ensure that the Proposals can be acted upon. We encourage all shareholders to participate in Fund governance. Additionally, your immediate response on the enclosed proxy card will help save the costs of any further solicitations.

Q.	What will happen if the Proposals are not approved?

A.	If Proposals 1, 2 and 3 pass, but Proposal 4 fails, the first three proposals will be put into effect. However, if any of the first three Proposals fail, then none of the first three proposals will be put into effect, and the Board will consider other options for the future of the Fund, which could include recommending that the Fund be closed. If the Fund closes, you may elect to transfer your balance to another Homestead Fund or redeem your shares.

Q.	Whom do I call if I have questions?

A.	Homestead Funds will be happy to answer your questions about this proxy solicitation. Please call Homestead Funds at 1-800-258-3030, and say “Representative,” on any business day from 8:30 a.m. to 5:00 p.m., Eastern time.

Q.	How do I vote?

A.	You may use the enclosed postage-paid envelope to mail your proxy card. You also may vote over the Internet or by telephone. Please follow the instructions on the enclosed proxy card to utilize these methods of voting.

HOMESTEAD FUNDS, INC.
4301 Wilson Boulevard
Arlington, Virginia 22203

Special Meeting of Shareholders
November 18, 2008

PROXY STATEMENT

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Homestead Funds, Inc. (the “Company”) to shareholders of the Nasdaq-100 Index Tracking Stocksm Fund (the “Fund”), a series of the Company, in connection with the solicitation of proxies for use at the Special Meeting of Shareholders (the “Meeting”). The Meeting will be held on November 18, 2008 at 10:00 a.m., Eastern Time, at the offices of the Company at 4301 Wilson Boulevard, Arlington, Virginia 22203. We expect to mail this Proxy Statement and the accompanying proxy card (the “Proxy Card”) on or about October   , 2008.

At the Meeting, shareholders will be asked to vote on the following proposals (each a “Proposal” and collectively, the “Proposals”):

Proposal 1.	To approve changes to the Fund’s name and investment objective.

Proposal 2.	To approve an amendment to the investment management agreement between the Company and RE Advisers Corporation (“RE Advisers”).

Proposal 3.	To approve an investment subadvisory agreement on behalf of the Fund between RE Advisers and T. Rowe Price Associates, Inc. (“T. Rowe Price”).

Proposal 4.	To approve the use of a “manager of managers” arrangement whereby RE Advisers, as the Fund’s investment adviser, under certain circumstances, will be able to hire and replace subadvisers to the Fund without obtaining shareholder approval.

Proposal 5.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

In the event that Proposals 1, 2 and 3 are not approved by shareholders, the Board of Directors will consider other options for the future of the Fund, which could include recommending that the Fund be closed.

The Board has fixed October 3, 2008 as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting.

The Company has previously sent to shareholders its annual report for the year ended December 31, 2007 and its semi-annual report for the period ended June 30, 2008. Copies of the Company’s annual and semi-annual reports are available, without charge, upon request by writing to Homestead Funds, Inc., Attn: Investments Division, 4301 Wilson Boulevard, IFS8-305, Arlington, Virginia 22203, or by calling (800) 258-3030. The annual and semi-annual reports also are available on the internet at www.homesteadfunds.com.

VOTING INFORMATION

General.  The Company is a Maryland corporation, organized on June 29, 1990, and is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940 (“1940 Act”).

Solicitation of Proxies.  The costs of the Meeting, including the solicitation of proxies from Fund shareholders, will be paid by RE Advisers, the Fund’s administrator and investment adviser. Proxies will be solicited primarily through the mailing of this Proxy Statement and its enclosures, but proxies also may be solicited through further mailings, telephone calls, personal interviews, or e-mail by officers or service providers of the Company.

All proxy votes, whether given by mail, telephone, or Internet, must be received by Computershare Investor Services (“Computershare”) no later than 3:00 p.m., ET, on Monday, November 17, 2008. Computershare serves as the proxy solicitor for this Proxy Statement. The estimated cost of Computershare’s service is approximately $4,000. If no instructions are specified on the Proxy Card, the proxy will be voted for the Proposals. Proxies may be revoked at any time prior to the voting thereof by sending written notice of revocation to the Secretary of the Company (the “Secretary”), by properly giving subsequent voting instructions that are received by Computershare in time to be voted at the Meeting, or by attending the Meeting and voting in person.

Quorum and Adjournments.  Each outstanding Fund share on the Record Date is entitled to cast one vote, and fractional shares are entitled to vote a proportional fractional vote. The presence in person or by proxy of holders of more than 50% of the votes entitled to be cast constitutes a quorum for the transaction of business. All returned proxies will count toward a quorum, regardless of how they are voted (“For,” “Against,” or “Abstain”).

For purposes of determining whether shareholders have approved a Proposal, broker non-votes (i.e., shares held by brokers who do not have discretionary authority to vote on a particular matter and for which the brokers have not received voting instructions from their customers) and abstentions will be counted as shares present at the Meeting for quorum purposes but will not be voted for or against any adjournment or Proposal. Accordingly, broker non-votes and abstentions effectively will be votes “AGAINST” the Proposals because each Proposal requires the affirmative vote of a specified majority of the Fund’s outstanding shares.

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote in favor of any adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interest of shareholders.

Shareholder Information.  As of the close of business on the Record Date, there were issued and outstanding           shares of capital stock of the Fund. As of the Record Date, the following shareholders owned of record 5% or more of the outstanding Fund shares:

Percent of
Name and Address	Shares	Fund

As of the Record Date, the following Directors and officers of the Company owned outstanding Fund shares:

Percent of
Name and Address	Shares	Fund

As of the Record Date, the Company’s Directors and officers as a group beneficially owned     % of the Fund’s outstanding shares.

Vote Required for each Proposal.  Approval of each Proposal requires the affirmative vote of the lesser of: (1) 67% or more of the Fund’s outstanding shares present at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (2) more than 50% of the Fund’s outstanding shares. Each Proposal will be voted on separately; however, Proposals one, two and three cannot be implemented unless all three are approved.

Voting Instructions.  Shareholders are entitled to one vote for each full share and a fractional vote for each fractional share held. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Shareholders have four options for submitting their votes:

1. Internet — Instructions for casting your vote via the Internet can be found on the enclosed Proxy Card. The required control number is printed on your enclosed Proxy Card. If this feature is used, you are giving authorization for another person to execute your proxy and there is no need to mail the Proxy Card.

2. Telephone — Instructions for casting your vote via telephone can be found on the enclosed Proxy Card. The toll-free telephone number and required control number are printed on your enclosed Proxy Card. If this feature is used, you are giving authorization for another person to execute your proxy and there is no need to mail the Proxy Card.

3. Mail — If you vote by mail, please indicate your vote on the enclosed Proxy Card, date and sign the Card, and return it in the envelope provided. The envelope is addressed for your convenience and needs no postage if mailed in the United States.

4. In Person — If you attend the Meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Meeting.

We encourage you to vote by Internet or by phone. When you vote using the Internet or by phone before the date of the Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. You may revoke your proxy at any time prior to its exercise by: (1) submitting a properly executed, later-dated Proxy Card, (2) attending the Meeting in person and voting, or (3) submitting a written notice of revocation to the Secretary. If your shares are held through a broker-dealer (or other nominee), you will have to make arrangements with your broker-dealer (or other nominee) in order to revoke any previously executed proxy. To be effective, such revocation must be received by the Secretary prior to the Meeting and must indicate your name and account number.

DISCUSSION OF THE PROPOSALS

At an in-person Board meeting on September 18, 2008, RE Advisers, the Fund’s administrator and investment adviser, proposed that the Fund change its name and investment objective. In connection with these changes, RE Advisers also recommended that the investment management agreement be amended to increase the management fee and that the Fund become actively managed, with RE Advisers serving as investment adviser and T. Rowe Price serving as subadviser and performing the day-to-day investment management activities. RE Advisers additionally recommended that the Board consider a “manager of managers” arrangement.

Based on the information it received at the meeting, the Board considered and approved the change to the Fund’s name and investment objective, the proposed amendments to the investment management agreement, the investment subadvisory agreement between RE Advisers and T. Rowe Price, and the “manager of managers” arrangement. After careful consideration, the Directors unanimously recommended that you vote “FOR” each Proposal. Please see “Reasons for the Board’s Approval” under each Proposal below for a discussion of the Board’s considerations in making its recommendations.

PROPOSAL 1

APPROVAL OF CHANGES TO THE FUND’S NAME AND INVESTMENT OBJECTIVE

Background.  The Fund’s current investment objective is to match as closely as possible, before expenses, the performance of the Nasdaq-100 Index® (the “Index”). As previously stated and as discussed in more detail below, the Board approved changing this investment objective, subject to shareholder approval, based on RE Adviser’s recommendation.

Currently, the Fund invests all of its assets in the common stocks that comprise the Index or in an Index “tracking stock.” The Index is composed of the 100 largest domestic and international non-financial securities listed on the Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. Currently, the Fund may invest in one or more securities that are designed to track the performance of the Index. One such tracking stock is issued by the PowerShares QQQ Trust (formerly, the Nasdaq-100 Trustsm) (the “Trust”). The Trust is a separate, unmanaged investment company whose investment objective is to provide investment results that generally correspond to the price and yield performance of the component securities of the Index. The Trust’s assets consist of substantially all of the securities, in substantially the same weighting, as the component securities of the Index. The securities issued by the Trust that are purchased by the Fund are called PowerShares QQQ and are traded on the

American Stock Exchange under the symbol “QQQQ”. PowerShares QQQ represent proportionate undivided interests in the Trust’s assets.

If the Fund’s investment objective is changed, the Fund will be restructured from a passively managed index fund to an actively managed fund. The key difference between these two styles relates to whether management actively chooses investments based on research and analysis versus passively investing in tracking stocks or securities represented by the Index. The Fund (to be renamed the “Growth Fund”) will be actively managed by T. Rowe Price, provided that shareholders approve the proposed investment subadvisory agreement between RE Advisers and T. Rowe Price.

The Fund’s new investment objective, which will not be a fundamental policy of the Fund and, therefore, may be changed without shareholder approval, will be to seek long-term capital appreciation through investments in common stocks of growth companies. In addition, the Fund’s current non- fundamental investment policy to invest at least 80% of its total assets in common stocks that comprise the Index or in an Index tracking stock under normal circumstances will be eliminated.

Proposed Investment Objective and Information about T. Rowe Price’s Proposed Management of the Fund.  If the shareholders approve the Proposals, the Fund will seek to provide long-term capital appreciation through investments in common stocks of growth companies.

In taking a growth approach to investment selection, the Fund will normally invest at least 80% of net assets in the common stocks of large companies. A large company is defined as one whose market cap is larger than the median market cap of companies in the Russell 1000 Growth Index, a widely used benchmark of the largest domestic growth stocks (the average market cap as of July 31, 2008 was $65.984 billion, and is subject to change). The market capitalization of the companies in the Fund’s portfolio and the Russell Index will change over time; the Fund will not automatically sell or cease to purchase stock of a company it already owns just because the company’s market capitalization falls below this level.

T. Rowe Price generally looks for companies with an above-average rate of earnings and cash flow growth and a lucrative niche in the economy that gives them the ability to sustain earnings momentum even during times of slow economic growth. As a growth investor, T. Rowe Price believes that when a company increases its earnings faster than both inflation and the overall economy, the market will eventually reward it with a higher stock price.

In pursuing the Fund’s investment objective, T. Rowe Price will have the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the Fund’s management believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event or a temporary imbalance in the supply of or demand for the securities.

Robert W. Sharps will serve as the portfolio manager of the Fund and will be primarily responsible for the Fund’s management. Mr. Sharps is a vice president of T. Rowe Price. He is the lead portfolio manager on the Large-Cap Growth Strategy Team in the U.S. Equity Division and a member of the firm’s Equity Steering Committee. Mr. Sharps is also a vice president and Investment Advisory Committee member of the following T. Rowe Price funds: Growth Stock Fund, Blue Chip Growth Fund, New America Growth Fund and T. Rowe Price International Funds, Inc. (Global Stock Fund). In addition, Mr. Sharps serves as an Investment Advisory Committee member of the T. Rowe Price Tax-Efficient Growth Fund. Prior to joining the firm in 1997, Mr. Sharps was a senior consultant at KPMG Peat Marwick. He earned a B.S., summa cum laude, in accounting from Towson University and an M.B.A. in finance from the Wharton School, University of Pennsylvania. Mr. Sharps also has earned the Chartered Financial Analyst and Certified Public Accountant accreditations.

Additional information about T. Rowe Price appears below under Proposal 3.

The Board’s Recommendation to Change the Fund’s Name and Investment Objective.  The Board, including all of the directors who are not parties to the investment management agreement or investment subadvisory agreement or “interested persons” (as defined in the 1940 Act) of any such party (the “Independent Directors”), at its in-person meeting held on September 18, 2008, unanimously approved changing the Fund’s name and investment objective after reviewing and discussing written and oral information presented by RE Advisers and T. Rowe Price.

Reasons for the Board’s Approval.  The Fund was established with the investment objective of replicating as closely as possible the performance of the Index. The Index incurs no expenses. All mutual funds do have expenses. Therefore the Fund, in order to meet its objective of achieving a very close correlation to the Index, must achieve a significant asset base over which to spread its fixed operating costs. It is the opinion of the Board and RE Advisers that the Fund did not reach a size sufficient to adequately minimize its expense ratio and, while its return has tracked the Index as intended, it has done so with a greater disparity than is desirable.

In recommending the move to an actively managed Fund operating with a less-narrowly defined investment objective and strategy, the Board believes the Fund would be in a better position to attract new investors. While an active management approach is inherently more expensive than an index approach, growth in the Fund’s asset base, if achieved, would help to keep the overall expense ratio down. Additionally, RE Advisers has agreed to waive fees and reimburse expenses in order to keep total expenses from exceeding 0.95% for at least one year.

The Board unanimously recommends that you vote FOR the change to the Fund’s name and investment objective.

In the event that Proposals 1, 2 and 3 are not approved by shareholders, the Board of Directors will consider other options for the future of the Fund, which could include recommending that the Fund be closed.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND RE ADVISERS

Background.  The Board, including the Independent Directors, has approved, and recommends that shareholders approve, an amendment to the Fund’s current Investment Management Agreement (the “Investment Management Agreement”) with RE Advisers that would result in an increase in the management fee rate paid by the Fund to RE Advisers and would add provisions relevant for implementing the subadviser structure (amended as proposed, the “Amended Agreement”). The Amended Agreement in substantially final form and the Investment Management Agreement are attached as Exhibit A and Exhibit B, respectively. The proposed increase in the management fee rate reflects the need to have sufficient compensation available to RE Advisers to attract and retain a highly qualified subadviser for the Fund at rates that are greater than the rate negotiated with RE Advisers for the Fund managed as an Index fund seeking to track the performance of the Index. As a result, the increase in the management fee rate would bring the compensation of RE Advisers, by the Fund, closer in line with the compensation of actively managed equity funds.

Current Investment Management Agreement.  RE Advisers, 4301 Wilson Boulevard, Arlington, Virginia 22203, currently serves as the Fund’s investment manager pursuant to the Investment Management Agreement. RE Advisers is registered as an investment adviser under the 1940 Act. RE Advisers is a wholly owned subsidiary of National Rural Electric Cooperative Association (“NRECA”). NRECA is located at 4301 Wilson Boulevard, Arlington, Virginia 22203. Pursuant to the Investment Management Agreement, RE Advisers provides investment advisory and related management and administrative services to the Fund.

Additional information about RE Advisers, including the principal executive officers and directors of RE Advisers is provided later in this Proxy Statement under “Additional Information About RE Advisers.”

Under the terms of the Investment Management Agreement, and subject to the supervision and direction of the Fund’s Board, RE Advisers has agreed to, among other things: (1) provide a continuous investment management program for the Fund, (2) determine from time to time what investments will be purchased, retained or sold by the Fund, and (3) place purchase and sale orders for the Fund’s investments. In performing these services, RE Advisers complies with all investment policies of the Fund in effect from time to time and such general guidance, policies and instructions as the Board may additionally establish. RE Advisers is permitted under the Investment Management Agreement, to delegate all or a portion of its duties under the Investment Management Agreement. The Investment Management Agreement, which is dated September 15, 2004, was most recently renewed by the Fund’s Board at a meeting held on September 18, 2008. The Investment Management Agreement was approved by the initial shareholder on January 22, 2001.

The Current Fee.  Currently, the Fund pays a management fee to RE Advisers at an annual rate of 0.25% of the Fund’s daily assets, as computed daily and paid monthly (the “Current Fee”). During the fiscal year ended December 31, 2007, the Fund paid RE Advisers $19,895 in management fees pursuant to the Investment Management Agreement. For the year ended December 31, 2007, the Fund incurred $100,382 in total annual operating expenses, none of which was waived by RE Advisers.

The Proposed Fee.  Under the Proposal, the Fund would pay a management fee to RE Advisers at an annual rate of 0.65% of the Fund’s average daily net assets up to $250 million and 0.60% of the Fund’s average daily net assets over $250 million, as computed daily and paid monthly (“Proposed Fee”). If the Proposed Fee had been in effect for the most recent fiscal year ended December 31, 2007, the Fund would have paid $51,728 in management fees to RE Advisers. The Proposed Fee would have resulted in a 160% increase in the management fees paid by the Fund. However, if the Proposed Fee had been in place for the year ended December 31, 2007, the Fund would have incurred $132,215 in total annual operating expenses, of which $56,613 would have been waived by RE Advisers, for net Fund expenses of $75,602.

In order to illustrate the impact of the Proposed Fee on the Fund’s annual operating expenses, we have provided a pro forma fee table and expense example. The fee table and expense example are designed to assist shareholders in evaluating the Proposal. The expense example that follows the fee table below is also intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The table below compares the Fund’s operating expenses (including the management fee) for the fiscal year ended December 31, 2007 with the Current Fee in place to the Fund’s hypothetical operating expenses for the same period if the Proposed Fee had been in place for the entire fiscal year.

Actual Fund Operating Expenses
(Expenses Deducted from Fund Assets)	Current Fee	Proposed Fee

Management Fees	0.25%	0.65%
Distribution (12b-1) Fees	None	None
Other Expenses	1.01%	1.01%
Acquired Fund Fees and Expenses	0.20%	0.00%

Total Annual Fund Operating Expenses	1.46%	1.66%
Less Expense Limitations and Fee Reimbursements*	0.51%*	0.71%**

Total Net Expenses	0.95%	0.95%

*	On April 29, 2008, the expense limitation agreement between RE Advisers and the Company, on behalf of the Fund, was revised to cap expenses of the Fund at .75% (the expense cap does not apply to acquired fund fees and expenses). Prior to this change, expenses were capped at 1.50%. The table reflects the new limit.

**	Based on RE Advisers’ proposed contractual agreement to waive fees and reimburse expenses in order to keep total expenses from exceeding 0.95%. The agreement would be for a one year period ending December 5, 2009. At that time, the agreement may be renewed.

The following hypothetical illustrates the operating expenses you would incur if you invested $10,000 in the Fund for the periods shown and then redeemed all of your shares at the end of those periods.

The Example also assumes that each year your investment has a 5% return, that you reinvest all dividends and distributions and that the Fund operating costs remain the same remain, except for the expense reimbursement which is only in effect during the first year. The example is for comparison only and does not represent the Fund’s actual or future expenses or return.

	1 Year	3 Years	5 Years	10 Years

Current Fee	$97	$412	$749	$1,703
Proposed Fee	$97	$454	$835	$1,906

Proposed Amended Responsibilities.  The Amended Agreement would impose additional express duties on RE Advisers appropriate for the proposed subadviser structure. The key additional responsibilities include reviewing current and proposed subadvisers as well as assessing whether to retain or terminate any such subadviser, and for what fee rate and other terms.

Such additional responsibilities will be managed by a team of investment professionals led by Peter R. Morris at RE Advisers.

Reasons for the Board’s Approval.  The Board met on September 18, 2008 to consider a recommendation and proposal by RE Advisers to amend the existing Investment Management Agreement between RE Advisers and the Company, on behalf of the Fund, for the purposes described above.

RE Advisers had mentioned the potential restructuring to the Board on various occasions over the prior year, but had not submitted a formal proposal until the materials prepared for the Board’s review in advance of that meeting. That proposal, which includes this Proposal 2, was unanimously approved by the Board, including the Independent Directors.

The Board, including the Independent Directors, considered and unanimously approved amending the Investment Management Agreement to increase the fee rate and to provide for the subadviser structure.

In considering whether to approve the Amended Agreement, the Board, including the Independent Directors, considered and discussed a substantial amount of information and analysis provided by RE Advisers. The Board also considered detailed information regarding expenses of other investment companies, including those with similar investment objectives and sizes.

The Board reviewed the proposed approval of the Amended Agreement with the management of RE Advisers and with independent legal counsel. The Board also reviewed a memorandum prepared by independent legal counsel discussing the legal standards for the consideration of the proposed approval. The Independent Director discussed the proposed approval in detail during a private session with their independent legal counsel at which no representatives of RE Advisers were present.

In advance of the meeting, and in response to their request, the Board received from RE Advisers written responses to their inquiries, which included substantial exhibits and other materials related to RE Advisers’ business and the services it provides to the Fund. The Board took into account their multi-year experience as a Board and particularly their consideration of Investment Management Agreement in recent years, noting that the information was presented in a similar manner and format. To focus their review, the Board asked RE Advisers management, in their oral presentations, to highlight material differences from the information presented in recent years and material differences between the Investment Management Agreement and the Amended Agreement. During the meeting, the Directors had an opportunity to discuss this information with RE Advisers managers, including senior executives, representatives from the legal, compliance and finance departments and investment personnel. The Board posed questions to these representatives and engaged in substantive discussions with them concerning the proposed investment process. The Board also discussed with RE Advisers managers the accounts that T. Rowe Price will manage for certain clients related to NRECA.

In reaching their determinations relating to the approval of the Amended Agreement, the Directors considered all factors they believed relevant, including the factors discussed below. In their deliberations, the Board did not identify any particular information that was all-important or controlling, and the Board attributed different weights to the various factors. In particular, the Board focused on the following:

The Nature, Extent and Quality of Services Provided.  The Board reviewed the services provided by RE Advisers, and the Board, including the Independent Directors, found that the high quality advisory and administrative services performed by RE Advisers continue to be satisfactory.

In connection with their consideration of RE Advisers’ services specifically, the Board focused on the favorable attributes of RE Advisers, including (i) an investment philosophy oriented toward long-term performance; (ii) effective processes used in overseeing a subadviser’s activities and with respect to Fund administration, controllership and compliance activities; (iii) highly skilled professionals with a depth of experience; (iv) access to significant technological resources from which the Fund may benefit; and (v) a favorable history and reputation.

The Board discussed with senior officers of RE Advisers the personnel changes made, and proposed to be made, by RE Advisers. The Board noted that the Fund represents only a small portion of the assets managed by RE Advisers, but benefits from a full array of services and resources provided by RE Advisers.

The Board noted the additional responsibilities associated with selecting and managing a subadviser. The Board expects that these additional services also will be of a high quality and should benefit the Fund.

In light of the foregoing, the Board, including the Independent Directors, concluded that the high quality of advisory and administrative services provided by RE Advisers continue to be satisfactory.

Investment Performance of the Fund.  The Board previously considered the investment performance of the Fund for various periods. However, in considering the Amended Agreement and the new subadviser structure and new investment objective, the Board focused on RE Advisers’ proposed investment approach for the Fund and information from RE Advisers about the potential for the new structure to improve the consistency of performance.

Cost of the Services to be Provided and Profits to be Realized from the Relationship with the Fund.  The Board considered the cost of the services provided by RE Advisers. The Board reviewed the information it had requested from RE Advisers concerning its profitability from the fees and the services provided to the Fund and the financial condition of RE Advisers for various past periods. The Board considered the profit margin information for RE Advisers’ investment company business as a whole, as well as RE Advisers’ profitability data for the Fund. The Board reviewed RE Advisers’ assumptions and the methods of cost allocation used by RE Advisers in preparing Fund-specific profitability data. The Board also discussed with RE Advisers the basis for its belief that the methods of allocation used were reasonable and consistent across its business.

The Board noted and discussed the additional services provided by RE Advisers to the Fund compared to other investment products managed by RE Advisers, and noted the fact that RE Advisers, and not the Fund, would pay the subadvisory fees to the subadviser. The Board determined that RE Advisers should be entitled to earn a reasonable level of profits for the services it provides to the Fund. The Board also recognized that RE Advisers had made significant investments in the business of the Fund and had not fully recovered the sums invested. Based on its review, the Board, including the Independent Directors, concluded that they were satisfied that the level of profitability that could be achieved by RE Advisers from its relationship with the Fund was not unreasonable or excessive. The Board specifically noted that with the current fee waiver and the current asset size of the Fund, RE Advisers would not make a profit from managing the Fund.

The Board reviewed the proposed increase in the fee rate under the Amended Agreement and noted that a substantial portion of the increase would be consumed by the subadvisory fee that RE Advisers would pay to the subadviser, and the same likely would be true with respect to any subadviser that would replace T. Rowe Price if that change were to occur. The consensus of the Board was that RE Advisers’ profitability from the fee rate increase would not be materially affected and likely would remain at a similar reasonable level. The Board also considered RE Advisers’ agreement to contractually limit fees and reimburse expenses to the extent necessary to keep the Fund’s total annual operating expenses from exceeding 0.95% of the Fund’s average daily net assets at least until December 5, 2009.

The Extent to Which Economies of Scale Would be Realized as the Fund Grows and Whether Fee Levels Would Reflect such Economies of Scale.  The Board considered the extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale for the benefit of Fund shareholders. The Board considered the substantial infrastructure investments that RE Advisers has made with respect to its operations and its commitment to continue investing resources to enhance services to Fund shareholders. The Board recognized the benefits to the Fund of RE Advisers’ past investment in its operations through the expenditure of sums to support its substantial infrastructure, and that, with respect to all RE Advisers managed mutual funds, RE Advisers has not yet fully recouped that investment. The Board also recognized the benefits to the Fund of being able to leverage a favorable cost structure achieved with respect to the Fund’s other operating expenses as a result of RE Advisers’ large overall base of assets under management and its vendor management practices.

Comparison of Services to be Rendered and Fees to be Paid.  The Board discussed the services provided to the Fund by RE Advisers, and the fees charged for those services under the Advisory Agreement. The Board reviewed information concerning the fee and expense ratios for the Fund, and comparative information with respect to similar products. They determined that the Fund’s figures were within the applicable peer group range. In addition, the Board considered its discussion with representatives of RE Advisers about the fees being charged to the Fund and considered the other administrative services provided by RE Advisers to the Fund. In light of the foregoing, the Board, including the Independent Directors, determined that the management fees were reasonable in relation to the services provided to the Fund.

The Board’s consensus was that the higher fee rate being proposed still compared favorably to the applicable peer group given the high quality of services and the subadviser structure.

Fall-Out Benefits.  The Board considered other actual and potential financial benefits that RE Advisers may derive from its relationship with the Fund. The Board noted, however, that the Fund benefits from the vast array of resources available through RE Advisers, and that the Fund represents only a small portion of the assets managed by RE Advisers. The Board agreed that this prior view has not been affected by the proposed fee and structure change.

The Board’s Conclusion.  No single factor was determinative to the Board’s decision. Based on the Board’s discussion and such other matters as were deemed relevant, the Board, including the Independent Directors, concluded that the proposed management fee rate and projected total expense ratios were reasonable in relation to the services to be provided to the Fund. The Board also concluded that the proposed fee rate change and subadviser structure would be in the best interests of the Fund and its shareholders.

Implementation.  If approved by shareholders, the increased management fee rate will be implemented as soon as practicable, following shareholder approval of this Proposal 2 and Proposals 1 and 3.

The Board unanimously recommends that the shareholders of the Fund vote “FOR” the approval of this Proposal 2.

In the event that Proposals 1, 2 and 3 are not approved by shareholders, the Board of Directors will consider other options for the future of the Fund, which could include recommending that the Fund be closed.

PROPOSAL 3

APPROVAL OF AN INVESTMENT SUBADVISORY AGREEMENT
BETWEEN RE ADVISERS AND T. ROWE PRICE

Background.  The Board, including the Independent Board Directors, has approved, and recommends that the shareholders of the Fund approve a proposed new subadvisory agreement with T. Rowe Price (the “Subadvisory Agreement”).

T. Rowe Price, a global investment management firm founded in 1937 by Thomas Rowe Price, offers individuals and institutions around the world investment management guidance and expertise. As of June 20, 2008, T. Rowe Price managed over $387.7 billion in assets. Its principal place of business is 100 East Pratt Street, Baltimore, Maryland 21202. The names and principal occupations of each principal executive officer and each director of T. Rowe Price are as follows:

Name	Title

Edward C. Bernard	Director
James A.C. Kennedy III	President and Director
Mary J. Miller	Director
Kenneth V. Moreland	Chief Financial Officer
Brian C. Rogers	Director and Chief Investment Officer
David J. L. Warren	Director
John R. Gilner	Chief Compliance Officer

Exhibit D contains information about other investment companies with similar investment objectives to that of the Fund for which T. Rowe Price provides investment management services.

RE Advisers’ recommendations to the Board concerning the proposed new structure for the Fund were based on an extensive analysis by RE Advisers. A selection process resulted in a more-detailed analysis of potential subadvisers including T. Rowe Price. This list of potential subadvisers was further narrowed through additional due diligence by RE Advisers’, which involved in-person interviews and the consideration of the history of each subadviser’s organization, its people and culture, its investment philosophy and process, its past performance, resources and compliance histories. Representatives of T. Rowe Price, including the proposed portfolio manager of the Fund, met in person with RE Advisers and the Board on June 13, 2008. After the conclusion of an extensive and careful selection process, and in consultation with the Board, RE Advisers proposed that the T. Rowe Price serve as subadviser to the Fund. At a meeting held on September 18, 2008, the Board, including the Independent Directors unanimously approved and voted to recommend to the shareholders of the Fund that they approve a Subadvisory Agreement with T. Rowe Price.

Information about the Proposed Investment Subadvisory Agreement.  Under the proposed Subadvisory Agreement (attached as Exhibit C to this Proxy Statement) and subject to oversight of the Board and RE Advisers, T. Rowe Price has agreed to (1) provide a continuous investment program for the Fund, including investment research and management, (2) determine what investments will be purchased, retained or sold by the Fund, and (3) place purchase and sale orders for the Fund’s investments. Pursuant to the Subadvisory Agreement, T. Rowe Price would consult with RE Advisers from time to time regarding Fund matters, including investment strategy and portfolio characteristics.

The Subadvisory Agreement provides that T. Rowe Price is paid a subadvisory fee according to the following annual rates: 0.50% of the first $50 million of assets under management, 0.40% of the next $50 million, 0.40% on all assets when assets exceed $100 million, and 0.375% on all assets when assets exceed $250 million. T. Rowe Price contractually has agreed to waive the first breakpoint of 0.50% until the assets of the Fund reach $50 million. RE Advisers is responsible for paying the subadvisory fee out of its own assets and, therefore, the Fund is not directly responsible for paying the subadvisory fee.

The proposed Subadvisory Agreement provides that T. Rowe Price is liable and shall indemnify RE Advisers and the Fund for any losses incurred by the Fund to the extent that such losses resulted from an act or omission on the part of T. Rowe Price or its officers, directors or employees that is found to involve willful misfeasance, bad faith or gross negligence, or reckless disregard by T. Rowe Price of its duties under the proposed Subadvisory Agreement.

The Subadvisory Agreement will be in effect for an initial two-year term and will continue thereafter so long as the continuance is specifically approved at least annually by (1) the Board, or (2) a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Independent Directors by vote cast in person at a meeting called for the purpose of voting on the approval.

The proposed Subadvisory Agreement may be terminated at any time without penalty by the Board, or by vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), on 90 days’ written notice to T. Rowe Price. The Subadvisory Agreement also may be terminated, without penalty, by RE Advisers : (1) upon 90 days’ written notice to T. Rowe Price, (2) upon material breach by T. Rowe Price of any of the representations and warranties set forth in the Subadvisory Agreement, or (3) upon T. Rowe Price becoming unable to discharge its duties and obligations under the Subadvisory Agreement, including circumstances such as financial insolvency of T. Rowe Price or other circumstances that could adversely affect the Fund. T. Rowe Price may terminate the Subadvisory Agreement at any time, without penalty, on 90 days’ written notice to RE Advisers. The Subadvisory Agreement will terminate automatically in the event of its assignment or upon termination of the Amended Agreement.

The Subadvisory Agreement may only be amended by an instrument in writing signed by the party against which enforcement of the amendment is sought, provided that material amendments will be effective only if approved by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), unless the Company receives an order from SEC or opinion of counsel permitting it to modify the Subadvisory Agreement without such vote or such action is otherwise permissible under the 1940 Act or rules thereunder.

Board of Directors’ Recommendation to Approve the Proposed Subadvisory Agreement.  On September 18, 2008, the Board met in person at a meeting called for the purpose of considering, among other things, the Proposed Subadvisory Agreement. RE Advisers had mentioned the potential restructuring of the Fund to the Board on various occasions over the prior year, but had not submitted a formal proposal until that meeting. In preparation for this consideration, the Fund’s outside counsel, on behalf of the Board, requested that T. Rowe Price provide a wide variety of materials including information about T. Rowe Price’s and its affiliates’, personnel and operations. Specifically, the Board requested and received written materials from T. Rowe Price regarding: (a) the investment management and other services T. Rowe Price would provide under the proposed Subadvisory Agreement; (b) T. Rowe Price’s investment management personnel; (c) T. Rowe Price’s financial condition; (d) the level of the subadvisory fees that T. Rowe Price would charge compared with the fees charged in connection with comparable mutual funds; (e) T. Rowe Price’s compliance program; and (f) T. Rowe Price’s disaster recovery plan.

Reasons for the Board’s Approval.  At the meeting, the Directors, including all of the Independent Directors, unanimously approved the proposed Subadvisory Agreement between RE Advisers and T. Rowe Price. The Board’s approval was based on its consideration and evaluation of a variety of specific factors discussed at the meeting, including:

•	the nature, extent and quality of the services to be provided to the Fund under the Subadvisory Agreement;

•	comparative performance information;

•	the costs of the services to be provided by T. Rowe Price; and

•	additional considerations, as outlined below.

The Board’s consideration with respect to each of the above factors is set forth below.

The nature, extent and quality of the services to be provided to the Fund under the Subadvisory Agreement.  As noted above, the Board considered the nature, extent and quality of the services that would be provided by T. Rowe Price to the Fund and the resources T. Rowe Price would dedicate to the Fund. In this regard, the Board evaluated, among other things, T. Rowe Price’s personnel, experience, track record and compliance program. The Directors considered information concerning the investment philosophy and investment process to be used by T. Rowe Price in managing the Fund. In this context, the Directors considered T. Rowe Price’s in-house research capabilities, as well as other resources available to T. Rowe Price, including research services available to T. Rowe Price as a result of securities transactions effected for investment advisory clients of T. Rowe Price. The Board considered the managerial and financial resources available to T. Rowe Price and concluded that they would be sufficient to meet any reasonably foreseeable obligations under the Proposed Subadvisory Agreement.

The Board also considered the quality of the services to be provided by T. Rowe Price and the quality of the resources that would be available to the Fund. The Board was advised that the standard of care under the Proposed Subadvisory Agreement was comparable to that found in many investment advisory agreements. The Board considered T. Rowe Price’s experience and reputation, the professional qualifications of its personnel, and the size and functions of its staff. The Board considered the complexity of managing the Fund relative to other types of funds.

The Board concluded that the services to be provided by T. Rowe Price should benefit the Fund and its shareholders and also concluded that the investment philosophy, process, and research capabilities of T. Rowe Price would be appropriate for the Fund, given the proposed change to its investment objective and strategy. The Board concluded that the scope of the services to be provided to the Fund by T. Rowe Price were consistent with the Fund’s operational requirements, including, in addition to its investment objective, compliance with the Fund’s investment restrictions and tax and reporting requirements. The Board concluded, within the context of their overall conclusions regarding the Subadvisory Agreement, that the nature, extent and quality of services to be provided, supported the approval of the Subadvisory Agreement.

Comparative performance information.  As noted above, the Board received information about the performance of accounts managed by T. Rowe Price with a similar investment objective as that proposed for the Fund and compared such performance to the prior performance of the Fund and to relevant performance benchmarks. The Board reviewed performance over various time periods, including one-, three-, five-and ten-year periods, performance under different market conditions and during different phases of the market cycle and the volatility of T. Rowe Price’s returns. After reviewing these and related factors, the Directors concluded, within the context of their overall conclusions regarding the Proposed Subadvisory Agreement, that the performance of the accounts managed by T. Rowe Price with a similar investment objective to the Fund’s proposed investment objective was sufficient to merit approval of the Proposed Subadvisory Agreement.

The costs of the services to be provided by T. Rowe Price.  The Board considered the fees to be paid to T. Rowe Price under the Subadvisory Agreement. This information included comparison of the Fund’s proposed subadvisory fee to that charged by T. Rowe Price to other accounts with a similar investment objective to the Fund as well as the proposed management fee to be paid to RE Advisers under the Amended Agreement. The Board also took into account the anticipated demands, complexity and quality of the investment management of the Fund. The Board also considered RE Advisers’ agreement to contractually limit fees and reimburse expenses to the extent necessary to keep the Fund’s total annual operating expenses from exceeding 0.95% of the Fund’s average daily net assets until at least December 5, 2009. The Board noted RE Advisers’ and T. Rowe Price’s stated justification for the fees to be payable by the Fund, which included information about the services to be provided to the Fund.

The Board also considered the compensation directly or indirectly to be received by T. Rowe Price from its relationship with the Fund. The Directors noted that RE Advisers would pay T. Rowe Price from the management fees received from the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions regarding the Subadvisory Agreement, that the subadvisory fees to be charged to the Fund were fair and reasonable, and that the anticipated costs of these services generally supported the approval of the Agreement.

Additional Considerations.  The Board also considered possible conflicts of interest associated with the provision of investment advisory services by T. Rowe Price to other clients. The Board considered the procedures of T. Rowe Price designed to fulfill their fiduciary duties to advisory clients with respect to possible conflicts of interest, including the code of ethics, the integrity of the systems in place to ensure compliance with the foregoing, and the record of T. Rowe Price in these matters. The Board also received and considered information concerning procedures of T. Rowe Price with respect to the execution of portfolio transactions.

Based on the Boards’ deliberation and their evaluation of the information described above, the Board, including all of the Independent Directors, unanimously approved the Subadvisory Agreement and concluded that the compensation under the Proposed Subadvisory Agreement is fair and reasonable in light of such services and expenses and such other matters as the Board considered to be relevant in the exercise of their reasonable judgment. In the course of their deliberations, the Board did not identify any particular information that was all-important or controlling.

Interests of Fund’s Directors and Officers in the Proposal.  None of the current members of the Board or officers of the Fund currently holds an office with, or is employed by, T. Rowe Price, or has purchased or sold securities or ownership interests of T. Rowe Price, its parents, or subsidiaries during the Fund’s most recently completed fiscal year.

Implementation.  If approved by shareholders, T. Rowe Price will assume responsibility for the day-to-day management of the Fund, as soon as practicable following shareholder approval of this Proposal 3 and Proposals 1 and 2.

The Board unanimously recommends that the shareholders of the Fund vote “FOR” the approval of Proposals 3.

In the event that Proposals 1, 2 and 3 are not approved by shareholders, the Board of Directors will consider other options for the future of the Fund, which could include recommending that the Fund be closed.

PROPOSAL 4

APPROVAL OF THE USE OF A “MANAGER OF MANAGERS” ARRANGEMENT WHEREBY RE ADVISERS, AS THE FUND’S INVESTMENT ADVISER, UNDER CERTAIN CIRCUMSTANCES, WILL BE ABLE TO HIRE AND REPLACE SUBADVISERS TO THE FUND WITHOUT OBTAINING SHAREHOLDER APPROVAL

Background.  RE Advisers currently serves as the investment adviser and administrator of the Fund, pursuant to the Investment Management Agreement, the terms of which are discussed in Proposal 2.

If RE Advisers delegates its portfolio management duties to a subadviser with respect to the Fund, the 1940 Act requires that the subadvisory agreement must be approved by the shareholders of the Fund. Specifically, Section 15 of the 1940 Act makes it unlawful for any person to act as an investment adviser (including as a subadviser) to a mutual fund, such as the Fund, except pursuant to a written contract that has been approved by shareholders of the Fund. Therefore, to comply with Section 15 of the 1940 Act, the Fund must obtain shareholder approval of a subadvisory agreement in order to employ one or more subadvisers, replace an existing subadviser with a new subadviser, materially change the terms of a subadvisory agreement, or continue the employment of an existing subadviser when that subadvisory agreement terminates because of an assignment (as such term is defined under the 1940 Act) of the agreement.

“Manager of Managers” Arrangement.  Because of the expense and delays associated with obtaining shareholder approval of subadvisers and related subadvisory agreements, many mutual fund investment advisers and mutual fund families have requested and obtained orders from the SEC exempting them from certain requirements of Section 15 of the 1940 Act and the rules thereunder (“Orders”). Subject to the conditions delineated therein, the Orders permit mutual funds and their respective advisers to employ a “manager of managers” arrangement with respect to the funds, whereby the advisers may retain unaffiliated subadvisers for the funds without first obtaining shareholder approval.

In addition, on October 23, 2003, the SEC proposed Rule 15a-5 under the 1940 Act (the “Rule”). If adopted as proposed, the Rule would permit the Board and RE Advisers to employ a “manager of managers” arrangement with respect to the Fund without obtaining an Order, provided that shareholders of the Fund approve the “manager of managers” arrangement before implementation. The ultimate conditions that would be included in the final Rule are expected to be very similar to those included in recent Orders, but the conditions could differ to some extent from those in recent Orders or the proposed Rule.

Although at this time the Fund has not yet filed an application with the SEC for an Order, the Fund expects to file such an application if the Rule is not adopted in the near future.

Employment of the “manager of managers” arrangement by RE Advisers and the Fund is contingent upon either (1) receipt of an Order from the SEC, or (2) the adoption of the Rule by the SEC, and upon approval of such an arrangement by the Fund’s shareholders. Neither RE Advisers nor the Fund can assure shareholders that the SEC will either grant an Order or adopt the Rule. Because the Board called the Meeting to seek shareholder approval of Proposals 1, 2 and 3, the Board determined to seek shareholder approval of a “manager of managers” arrangement at the Meeting to avoid additional meetings and proxy solicitation costs in the future.

Application of the Proposed “Manager of Managers” Arrangement by the Fund.  The proposed “manager of managers” arrangement would permit RE Advisers, as the Fund’s investment adviser, to appoint and replace unaffiliated subadvisers, and enter into and amend existing and new subadvisory agreements with unaffiliated subadvisers on behalf of the Fund without shareholder approval. The “manager of managers” arrangement is intended to enable the Fund to operate with greater efficiency and help the Fund enhance performance by allowing RE Advisers to employ existing and new subadvisers best suited to the needs of the Fund without incurring the expense and delays associated with obtaining shareholder approval of subadvisers and related subadvisory agreements. The Board believes that it is in the best interests of the Fund and its shareholders to adopt a “manager of managers” arrangement should it seek to amend an agreement with an existing subadviser or to approve any new subadviser for the Fund in the future.

The process of seeking shareholder approval is administratively expensive to the Fund, and may cause delays in executing changes that the Fund’s Board and RE Advisers have determined are necessary or desirable. These costs are often borne by the Fund (and therefore indirectly by the Fund’s shareholders). If shareholders approve the policy authorizing a “manager of managers” arrangement for the Fund, the Board would be able to act more quickly and with less expense to the Fund to appoint new unaffiliated subadvisers, in instances in which the Board and RE Advisers believe that the appointment would be in the best interests of the Fund and its shareholders.

In the absence of shareholder approval of new subadvisory agreement, the Board would oversee any subadviser selection process to help ensure that the interests of shareholders invested in the Fund are protected whenever RE Advisers would seek to select a new subadviser or modify a subadvisory agreement. Specifically, the Board would evaluate and approve all subadvisory agreements as well as any modification to an existing subadvisory agreement. In reviewing new subadvisory agreements or modifications to existing subadvisory agreements, the Board will analyze all factors that it considers to be relevant to its determination, including the subadvisory fees, the nature, quality and scope of services to be provided by the subadviser and the investment performance of the assets managed by the subadviser in the particular style for which a subadviser is sought, as well as the subadviser’s compliance with federal securities laws and regulations. To the extent RE Advisers retains, and the Fund’s Board approves, one or more subadvisers for the Fund, RE Advisers would bear the cost of the subadvisory fees payable to any such subadviser, as is the case currently under the proposed Subadvisory Agreement.

Furthermore, operation of the Fund under the proposed “manager of managers” arrangement would not: (1) permit the management fee rate paid by the Fund to RE Advisers to be increased without shareholder approval; or (2) diminish RE Advisers responsibilities to the Fund, including RE Advisers overall responsibility for the portfolio management services furnished by its subadvisers. Until receipt of an Order from the SEC or the adoption and effectiveness of the Rule, RE Advisers will enter into new subadvisory agreements only with shareholder approval, to the extent required by applicable law.

Under the “manager of managers” arrangement, shareholders would receive notice of, and information pertaining to, any new subadvisory agreement and the fees payable thereunder, or any material change to an existing subadvisory agreement. In particular, shareholders would receive the same information about a new subadvisory agreement and a new subadviser that they would receive in a Proxy Statement related to their approval of a new subadvisory agreement in the absence of a “manager of managers” arrangement. In each case, shareholders will receive such notice and information as required by the Order or the Rule, as applicable.

If this Proposal 4 is not approved by the shareholders of the Fund, shareholder approval would continue to be required for RE Advisers to enter into any new subadvisory agreement or to amend any existing subadvisory agreement with respect to the Fund.

Reasons for the Board’s Approval.  At a meeting held on September 18, 2008, the Board, including the Independent Directors of the Fund, unanimously approved the use of the “manager of managers” arrangement and determined (1) that it would be in the best interests of the Fund and its shareholders, and (2) to obtain shareholder approval of the same. In evaluating this arrangement, the Board considered various factors and other information, including the following:

1. A “manager of managers” arrangement will enable the Board to act more quickly, with less expense to the Fund, in appointing new subadvisers when the Board and RE Advisers believe that such appointment would be in the best interests of the Fund and its shareholders;

2. RE Advisers would continue to be directly responsible for monitoring a subadviser’s compliance with the Fund’s investment objective and investment strategies and analyzing the performance of the subadviser; and

3. No subadviser could be appointed, removed or replaced without the Board’s approval and involvement.

The Board unanimously recommends that shareholders of the Fund vote “FOR” the approval of this Proposal 4.

PROPOSAL 5

TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT(S) THEREOF

No business other than the matters described above is expected to come before the Meeting, but should any matter incident to the conduct of the Meeting or any question as to an adjournment of the Meeting arise, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interest of the Company.

OTHER INFORMATION

Administrator and Transfer Agent.  RE Advisers serves as the administrator of the Fund and of each series of the Company. BFDS, Inc., located at 330 W. 9th Street, 1st Floor, Kansas City, Missouri 64105-1514, serves as the transfer agent.

Shareholder Proposals.  As a general matter, the Company does not hold regular annual meetings of shareholders. Any shareholder who wishes to submit a proposal for consideration at a shareholder meeting of the Company should send such proposal to the Company at 4301 Wilson Boulevard, Arlington, Virginia 22203. Rules promulgated by the SEC require that, to be considered for presentation at a shareholder meeting, a shareholder’s proposal must, among other things, be received at the offices of the Company a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.

Communications with the Board.  Shareholders wishing to submit written communications to the Board should send their communications to the Company at 4301 Wilson Boulevard, IFS8-305, Arlington, Virginia 22203. Any such communications received will be reviewed by the Board at its next regularly scheduled meeting.

Reports to Shareholders.  Copies of the Fund’s most recent annual report to shareholders, and most recent semi-annual report to shareholders, if any, will be furnished without charge upon request by writing to the Fund at 4301 Wilson Boulevard, Arlington, Virginia 22203, or by calling 1-[800-242-0134].

Inquiries.  Shareholders may make inquiries concerning the Proposals by contacting Homestead Funds at 1-800-258-3030 and saying “Representative.”

Principal Underwriter and Distributor.  RE Investment serves, without compensation from the Fund, as principal underwriter and distributor to the Company pursuant to an agreement between RE Investment and the Company. RE Investment, located at 4301 Wilson Boulevard, Arlington, Virginia 22203, is a wholly-owned subsidiary of NRECA United, Inc., which, in turn, is a wholly-owned subsidiary of NRECA.

List of Directors and Officers of the Company

INDEPENDENT DIRECTORS

				Number of	Other
	Position(s)	Term of Office	Principal	Portfolios	Directorships
Name, Address and	Held with	and Length of	Occupation(s)	Overseen by	Held by
Date of Birth(1)	the Fund	Time Served	During Past Five Years	Director	Director

Douglas W. Johnson 6/2/55	Director, Chairman of Audit Committee	2003-present	CEO, Blue Ridge (Electric Membership Corporation) (1979-present)	8	None
Francis P. Lucier 10/1/27	Director, Member of Audit Committee	1997-present	Retired (2006-present); Chairman, GlaxoSmithKline Trust Investment Committee (1995-2006)	8	None
James F. Perna 12/1/47	Director, Chairman of the Board, Member of Audit Committee	1990-present	Partner, Krooth & Altman LLP (law firm) (1981-present)	8	None
Anthony C. Williams 1/2/42	Director, Member of Audit Committee	1990-present	Retired (2000-present)	8	None
Sheldon C. Petersen 2/21/53	Director, Member of Audit Committee	2005-present	CEO, National Rural Utilities Cooperative Finance Corporation (1995-present)	8	None
Kenneth R. Meyer 8/11/44	Director, Member of Audit Committee	2005-present	Retired (2004-present); CEO and Asset Manager, Lincoln Capital Management Company (1981-2004)	8	None
Mark Rose 4/19/53	Director, Member of Audit Committee	2005-present	CEO and General Manager, Bluebonnet Electric Cooperative (2002-present)	8	None

INTERESTED DIRECTORS AND OFFICERS

				Number of	Other
	Position(s)	Term of Office	Principal	Portfolios	Directorships
	Held with	and Length of	Occupation(s)	Overseen by	Held by
Name, Address and Date of Birth(1)	the Fund	Time Served	During Past Five Years	Director	Director

Peter R. Morris(2) 9/28/48	Director, President	1990-present	President and Director of RE Advisers (2002-present); Vice President and Director of RE Investment Corporation (1990-present); Secretary, RE Investment Corporation (1990-2008); Vice President and Chief Investment Officer of NRECA (1988-present); Vice President and Director of RE Advisers (1990-2002)	8	RE Advisers, RE Investment Corporation
Anthony M. Marinello(3) 4/13/46	Director, Vice President	1990-present	Retired (2004-present); Vice President, Cooperative Network (2000-2004)	8	None

				Number of	Other
	Position(s)	Term of Office	Principal	Portfolios	Directorships
	Held with	and Length of	Occupation(s)	Overseen by	Held by
Name, Address and Date of Birth(1)	the Fund	Time Served	During Past Five Years	Director	Director

Danielle C. Sieverling 2/25/71	Chief Compliance Officer	2005-present	Chief Compliance Officer of RE Advisers Corporation (2005-present); Chief Compliance Officer of RE Investment Corporation (2005-present); Executive Director of Management Advisory Services of NRECA (2007-present); Secretary, Homestead Funds (2005-2007); Secretary, RE Advisers (2005-2007); Senior Director of Management Advisory Services of NRECA (2004-2007); Manager of Management Advisory Services of NRECA (2002-2004)	N/A	N/A
Amy M. DiMauro 7/29/71	Treasurer	2007-present	Director, Daily Pricing of NRECA (2007-present); Treasurer and Director of RE Investment Corporation (2006-present); Manager of Mutual Fund Accounting of NRECA (2000-2007)	N/A	N/A
Kelly Bowers Whetstone 11/21/77	Secretary	2008-present	Counsel and Director of Compliance of NRECA (2007-present); Secretary, RE Advisers (2008-present); Secretary, RE Investment Corporation (2008-present); Associate, Bell, Boyd & Lloyd LLP (law firm) (2005-2007); prior thereto, Associate, Seward & Kissel LLP (2003-2005).	N/A	N/A

(1)	The address of each director and officer is 4301 Wilson Boulevard, Arlington, Virginia 22203.

(2)	Mr. Morris is a director who is an “interested person” of Homestead Funds within the meaning of Section 2(a)(19) of the 1940 Act. Mr. Morris is the Vice President and a director of RE Investment Corporation, Homestead Funds’ distributor, and he is the President and a director of RE Advisers, Homestead Funds’ investment adviser. Mr. Morris also is an officer of NRECA, which indirectly wholly-owns RE Investment Corporation and RE Advisers.

(3)	Mr. Marinello is deemed to be a director who is an “interested person” of Homestead Funds within the meaning of Section 2(a)(19) of the 1940 Act. Mr. Marinello recently retired from serving as the Vice President of the Cooperative Network of NRECA. NRECA indirectly wholly-owns Homestead Funds’ distributor, RE Investment Corporation, and Homestead Funds’ investment adviser, RE Advisers.

Additional Information About RE Advisers.  The directors and the principal executive officers of RE Advisers are as follows:

Name	Title

Peter R. Morris	President and Director
Stuart E. Teach	Vice President and Director
Craig Blackburn	Treasurer and Director
Martin J. Lowery	Director
Danielle C. Sieverling	Chief Compliance Officer
Kelly Bowers Whetstone	Secretary

By Order of the Board of Directors

Peter R. Morris
President of Homestead Funds, Inc.
October   , 2008

Exhibit A

Form of Proposed Amended Investment Management Agreement

Exhibit B

Current Investment Management Agreement

Exhibit C

Form of Subadvisory Agreement

Exhibit D

The table below provides information about other registered investment companies advised or subadvised by T. Rowe Price that have a similar investment objective to that of the Growth Fund.

Name of Fund or Portfolio	Net Assets(1)	Rate of Compensation(2)

T. Rowe Price Funds, Inc.:	$1,487.7	0.55% (management fee)(3)
T. Rowe Price Institutional
Large-Cap Growth Fund

Advanced Series Trust:	$1,888.6	0.40% up to $250 million;
AST T. Rowe Price Large Cap		0.375% on next $250 million;
Growth Portfolio		0.35% on assets over $500 million(4)

AXA Premier VIP Trust:	$121.3	0.40% up to $250 million;
Multimanager Large Cap		0.375% on next $250 million;
Growth Portfolio		0.35% on assets over $500 million;
		0.35% on all assets once assets exceed $1 billion(4)

Principal Investors Fund, Inc.:	$1,726.1	0.40% up to $250 million;
Partners LargeCap Growth I Fund		0.375% on next $250 million; 0.35% on assets over $500 million;
		0.35% on all assets once assets exceed $1 billion(5)

Principal Variable Contracts Fund, Inc.:	$257.6	0.40% up to $250 million;
Large Cap Growth I Series		0.375% on next $250 million;
		0.35% on assets over $500 million;
		0.35% on all assets once assets exceed $1 billion(5)

(1)	Amounts are as of June 30, 2008 and are in millions. Please note that the net asset figures for funds other than T. Rowe Price Funds are based on internal T. Rowe Price market value records.

(2)	As a percent of average daily net assets.

(3)	Effective May 1, 2007, T. Rowe Price contractually obligated itself to waive any fees and bear any expenses through April 30, 2009, that would cause the fund’s expense ratio to exceed 0.58%.

(4)	T. Rowe Price has voluntarily agreed to waive a portion of its sub-advisory fees for these investment companies where it serves as subadviser. The fee reduction is based on the combined asset level of the subadvised portfolios, and ranges between 0% — 10% of the total subadvisory fees paid.

(5)	T. Rowe Price has voluntarily agreed to waive a portion of its sub-advisory fees for these investment companies where it serves as subadviser to Principal Management Corporation. The fee reduction is based on the combined asset level of the subadvised portfolios, and ranges between 0% — 10% of the total subadvisory fees paid. In calculating the fee for a subadvised portfolio, assets of any existing unregistered separate account of Principal Life Insurance Company and any existing investment company sponsored by Principal Life Insurance Company to which T. Rowe Price provides investment advisory services and which have the same investment mandate as the subadvised portfolio, will be combined (together, the “Aggregated Assets”).

Form of Proxy Card

PROXY	HOMESTEAD FUNDS, INC.	PROXY
4301 Wilson Boulevard
Arlington, VA 22203
Proxy for Special Meeting of Shareholders to be held on November 18, 2008
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Nasdaq-100 Index Tracking StockSM (the “Fund”) of Homestead Funds, Inc., a Maryland Corporation (the “Company”), hereby constitutes and appoints Peter R. Morris and Danielle C. Sieverling, or either of them, as proxies for the undersigned, each with full power of substitution and revocation, and authorizes each of them to attend the Special Meeting of Shareholders of the Company to be held on November 18, 2008 (the “Meeting”) at 10:00 am, Eastern Time, at 4301 Wilson Boulevard, Arlington, Virginia, 22203, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Meeting.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192

999 99999 999 999	1234 5678

Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date	HFI_16287
The Board of Directors recommends that you vote “FOR” the proposals. This proxy, when properly executed, will be voted in the manner directed. If this proxy is executed but no choice is indicated, the votes entitled to be cast by the undersigned will be voted “FOR” the proposals and in the discretion of the persons named as proxies as to such other matters as may properly come before the Meeting or any adjournment thereof. Thus, a shareholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date the proxy and return it as instructed. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying Proxy Statement.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting day. Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTING OPTIONS
Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET Log on to: https://vote.proxy-direct.com Follow the on-screen instructions available 24 hours	VOTE BY PHONE Call 1-866-241-6192 Follow the recorded Instructions available 24 hours	VOTE BY MAIL Vote, sign and date this Voting Instruction and return in the postage-paid envelope	VOTE IN PERSON Attend Shareholder Meeting at 4301 Wilson Boulevard Arlington, Virginia on NOVEMBER 18, 2008

TO VOTE BY MAIL, PLEASE COMPLETE, SIGN, AND RETURN THIS CARD.
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET (See enclosed Voting Information Card for further instructions).
PLEASE MARK VOTES AS IN THIS EXAMPLE:  ■

		FOR	AGAINST	ABSTAIN
1.	To approve changes to the Fund’s name and investment objective.	☐	☐	☐

2.	To approve an amendment to the investment management agreement between Homestead Funds, Inc. and RE Advisers Corporation and to expressly authorize RE Advisers Corporation to delegate portfolio management and related services to a subadviser.	☐	☐	☐

3.	To approve an investment subadvisory agreement on behalf of the Fund between RE Advisers Corporation and T. Rowe Price Associates, Inc.	☐	☐	☐

4.	To approve the use of a “manager of managers” arrangement whereby RE Advisers Corporation, as the Fund’s investment adviser, under certain circumstances, will be able to hire and replace subadvisers to the Fund without obtaining shareholder approval.	☐	☐	☐

5.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.	☐	☐	☐
The Board of Directors recommends that you vote “FOR” each of the Proposals.
In the event that Proposals 1, 2 and 3 are not approved by shareholders, the Board of Directors will consider other options for the future of the Fund, which could include recommending that the Fund be closed.
YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY